CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated October 19, 1999 and to all references to our firm included in or made a part of this Post-Effective Amendment Number 13 to the Unified Funds' Registration Statement on Form N-1A (File No. 33-89078), including the references to our firm under the heading "Financial Highlights" in each Prospectus and the heading "Accountants" in each Statement of Additional Information.



/s/

McCurdy & Associates CPA's, Inc.
Westlake, Ohio
November 24, 1999